SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2002

Commission File No. 1-9158

MAI SYSTEMS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2554549 (I.R.S. Employer Identification No.)

9601 Jeronimo Road
Irvine, California
92618

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 598-6000

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
Item 7. FINANCIAL STATEMENTS OR EXHIBITS.
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On November 14, 2002 the Company dismissed KPMG LLP, the Registrant’s independent public accountants. KPMG LLP’s reports on the Company’s consolidated financial statements for the past two years, contained no adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim periods to the date of KPMG LLP’s dismissal, there were no disagreements between the Company and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of KPMG LLP would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement(s). At the time of its dismissal, KPMG LLP had not completed its review of the Registrant’s financial statements for the three-months ended June 30, 2002 pursuant to Statement on Auditing Standards No. 71, Interim Financial Information. In connection with its review, KPMG LLP had requested that the Registrant provide to KPMG LLP additional documentation and information related to the capitalization of software development costs recorded by the Registrant during the period. Due to KPMG LLP’s dismissal, the issue had not been resolved to their satisfaction prior to their termination as the Registrant’s independent public accountants.

The Registrant has requested that KPMG LLP furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

Item 7. FINANCIAL STATEMENTS OR EXHIBITS.

a.	Financial Statements. None.

b.	Exhibits.

1.	Letter from KPMG LLP to be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAI SYSTEMS CORPORATION (Registrant)
Date: November 21, 2002	/s/ W. Brian Kretzmer

W. Brian Kretzmer Chief Executive Officer and President (Chief Executive Officer)

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